                                                                  EXHIBIT 10.2

                         AMERICAN STONE INDUSTRIES, INC.

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

SECTION 1.        PURPOSE

         The American Stone Industries, Inc. 1998 Non-employee Director Stock Option Plan, as the same may be amended (the "Plan"), is designed to attract and retain persons of exceptional ability to serve as members of the Board of Directors of American Stone Industries, Inc. (the "Company"), and to align the interests of the Company's non-employee Directors with that of the stockholders in enhancing the value of the Company's Common Stock.

SECTION 2.        ELIGIBILITY

         Directors of the Company who are not employees of the Company ("Eligible Directors") and who are Directors of the Company on or after the date the Plan is approved by a majority of the stockholders of the Company shall be eligible to participate in the Plan. Each Eligible Director to whom options are granted shall be a participant ("Participant") under the Plan.

SECTION 3.        SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN

         (a) Number of Shares of Common Stock. The aggregate number of shares of Common Stock, par value $.001 per share (the "Common Stock"), that may be subject to options granted under the Plan during the term of the Plan will be equal to 300,000 shares of Common Stock, subject to any adjustments made in accordance with the terms of this Section 3.

         The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of options under the Plan in substitution for any such awards, will not reduce the number of shares of Common Stock available in any fiscal year for the grant of options under the Plan.

         Shares of Common Stock subject to an option that is forfeited, terminated, or canceled without having been exercised will again be available for grant under the Plan, without reducing the number of shares of Common Stock available in any fiscal year for grant of options under the Plan, except to the extent that the availability of those shares of Common Stock would cause the Plan or any options granted under the Plan to fail to qualify for the exemption provided by Rule 16b-3. In addition, any shares of Common Stock that are retained to satisfy a Participant's withholding tax obligations or that are transferred to the Company by a Participant to satisfy such obligations in accordance with the terms of the Plan may be made available for reoffering under the Plan to any Participant, except to the extent that the availability of those shares of Common Stock would cause the Plan or any options granted under the Plan to fail to qualify for the exemption provided by Rule 16b-3.

         (b) No Fractional Shares. No fractional shares of Common Stock will be issued, and the Committee will determine the manner in which the value of fractional shares of Common Stock will be treated.

         (c) Adjustment. In the event of any change in the Common Stock by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, including any transaction described under Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number and class of shares of Common Stock subject to outstanding options, the exercise price applicable to outstanding options, and the Fair Market Value (as defined in Section 6.2 herein) of the shares of Common Stock and other value determinations applicable to outstanding options, including as may be allowed or required under Section 424(a) of the Code.

SECTION 4.        ADMINISTRATION

         (a) Committee. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company or such successor committee of the Board of Directors that is designated by the Board of Directors to administer the Plan. The Committee will constituted in a manner that satisfies the "non-employee director" standard set forth in Rule 16b-3(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) Delegations. The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not cause the Plan or any options granted under the Plan to fail to qualify for the exemption provided by Rule 16b-3.

         (c) Decisions Final. All decisions by the Committee, and by any other person or persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all persons.

         (d) No Liability. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

SECTION 5.        OPTION GRANTS

         5.1 Options granted pursuant to the Plan shall be nonqualified options that are not intended to meet the requirements of Section 422 of the Code.

         5.2 Eligible Directors shall automatically be granted nonqualified stock options under the Plan as follows:

                  (a) Automatic Grant of Options. Immediately following the annual meeting of the stockholders of the Company to be held on June 24, 1998 and at each successive annual meeting of stockholders thereafter, each Eligible Director who is elected or reelected to serve as a Director at such annual meeting shall receive an option to purchase 1,500 shares of Common Stock on the date of the annual meeting. Notwithstanding the foregoing, the Chairman of the

Board of Directors of the Company (the "Chairman") shall receive an option to purchase 3,000 shares of Common Stock at each annual meeting of stockholders, in lieu of the amount described in the preceding sentence.

                  (b) Option Grants for Meeting Attendance. Each Eligible Director shall receive an option to purchase 150 shares of Common Stock for each meeting of the Board of Directors and each meeting of any committee of the Board of Directors that such Eligible Director attends, which option shall be granted on the date of such meeting. Notwithstanding the foregoing, the Chairman shall receive an option to purchase 300 shares of Common Stock at each meeting of the Board of Directors and any committee of the Board of Directors, in lieu of the amount described in the preceding sentence.

SECTION 6.        TERMS AND CONDITIONS OF OPTIONS

         6.1      Exercise of Options.

                  (a) Each option granted under the Plan shall become exercisable on the first anniversary of the date such option was granted, subject to the provisions of Section 7 hereof.

                  (b) Notwithstanding the provisions of paragraph (a) above, an option granted to any Participant shall become immediately exercisable in full upon the first to occur of:

                           (i) the death of the Participant, in which case the
                  option may be exercised by the Participant's executor or administrator, or if not so exercised, by the legatees or distributees of his or her estate or by such other person or persons to whom the Participant's rights under the option shall pass by will or by the applicable laws of descent and distribution;

                           (ii) such time as the Participant ceases to be a
                  Director of the Company by reason of his or her permanent disability;

                           (iii) such time as the Participant ceases to be a
                  Director of the Company as a result of retirement from the Board of Directors on or after attaining age 65; or

                           (iv) such time as a Participant ceases to be eligible
                  to participate in the Plan by reason of his or her becoming an employee of the Company or any of its subsidiaries.

                  (c) In the event that a Participant ceases to be a Director of the Company for any reason other than those specified in paragraph 6.1(b) prior to the time the Participant's option becomes fully exercisable, the option will terminate on the date the Participant ceases to be a Director of the Company with respect to the shares as to which the option is not then exercisable without further notice or action on the part of the Company.

                  (d) Options granted under the Plan shall expire five years from the date on which the option is granted, unless terminated earlier in accordance with the Plan, subject to the following:

                           (i) in the event a Participant ceases to be a
                  Director of the Company by reason of an event described in
                  Section 6.1(b)(i), any option granted to such Participant hereunder shall expire one year from the date of the death of the Participant, but in no event later than the day preceding the fifth anniversary of the date of the grant of such option; and

                           (ii) In the event that a Participant ceases to be a
                  Director of the Company by any reason other than that described in Section 6.1(b)(i), and his or her option has become exercisable in whole or in part, such option shall remain exercisable in whole or in part, as the case may be, in accordance with the terms hereof for a period of 90 days from the date the Participant ceases to be a Director, but in no event later than the day preceding the fifth anniversary of the date of grant of such option.

         6.2 Exercise Price. The exercise price of each share of Common Stock subject to an option shall be the "Fair Market Value" of a share of Common Stock on the date such option is granted. "Fair Market Value" means the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

                  (a) If the Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market ("NASDAQ"), the closing price of the Common Stock on the relevant date, as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by the NASDAQ, as the case may be;

                  (b) If the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date, or the most recent preceding date for which such quotations are reported; and

                  (c) If, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b), the value determined in good faith by the Committee.

         6.3      Payment of Exercise Price; Tax Withholding.

                  (a) Subject to the terms and conditions of the Plan and the documentation of the options pursuant to Section 6.5 hereof, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company's Secretary stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment in full or in part may also be made by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the exercise price or by any combination of the foregoing. No shares of Common Stock will be issued until full payment therefor has been made.

                  (b) The Participant shall pay the Company an amount sufficient to cover withholding required by law for any federal, state, local or foreign taxes, if any, in connection with the exercise of an option hereunder. A Participant may elect in lieu of paying cash to deliver shares of Common Stock or direct the Company that shares of Common Stock be withheld to satisfy required tax withholding, and such shares shall be valued at the Fair Market Value as of the exercise date and the Board shall determine the timing and other terms and conditions in which the use of shares of Common Stock to satisfy tax withholding may take place.

         6.4 Rights as a Stockholder. No person will have any rights of a stockholder as to shares of Common Stock subject to an option until, after proper exercise of the option or other action required, such shares of Common Stock have been recorded on the Company's official stockholder records as having been issued or transferred. Upon exercise of the option or any portion thereof, the Company will have thirty (30) days in which to issue the shares of Common Stock, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official stockholder records, except as provided herein or in an Stock Option Agreement (as defined below).

         6.5 Documentation of Option Grants. Option grants shall be evidenced by written instruments prescribed by the Board from time to time (each a "Stock Option Agreement"). The instruments may be in the form of agreements to be executed by both the Participant and the President or Secretary of the Company or in the form of certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms of the grant.

         6.6 Nontransferability of Options. Unless otherwise determined by the Committee, (i) no option granted under the Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and (ii) an option granted under the Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative.

SECTION 7.        CHANGE IN CONTROL

         (a) In the event of a Change in Control (as defined below) of the Company, the Committee shall have the right, in its sole discretion, to (i) accelerate the exercisability of any options granted hereunder, notwithstanding any limitations set forth in the Plan; (ii) cancel all outstanding options granted hereunder in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of the transaction in question (the "Acquisition Consideration") that the Participant would have received had the option been exercised prior to such transaction, less the applicable exercise price therefor; (iii) cause the Participant to have the right thereafter and during the term of the option, to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of the number of shares of Common Stock that might have been obtained upon exercise of all or any portion thereof; or (iv) take such other action as it deems appropriate to preserve the value of the option to the Participant. Alternatively, the Committee shall also have the right to require any purchaser of the Company's assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable.

                  (b) "Change in Control" shall include, but not be limited to:
(i) the first purchase of shares by any person, group or entity other than Roulston Ventures Limited Partnership or TMT Masonry, Ltd. (a "Third Party") pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's Common Stock of any class or any securities convertible into such Common Stock; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a Third Party is the "beneficial owner" (as that term is defined in Rule 13d-3 promulgated under the Exchange Act) of 50 percent (50%) or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or (vi) such other event as the Committee shall in its sole and absolute discretion, deem to be a "Change in Control" for purposes of the Plan or any Stock Option Agreement entered into pursuant hereto. The manner of application and interpretation of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion.


SECTION 8. AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN; AMENDMENT OF OUTSTANDING OPTIONS

         (a) Amendment, Suspension, or Termination of the Plan. The Board of Directors may amend, suspend, or terminate the Plan at any time; provided, however, that in no event, without the approval of the Company's stockholders, shall any action of the Committee or the Board of Directors result in:

                  (i) increasing, except as provided in Section 3(c) hereof, the maximum number of shares of Common Stock that may be subject to options granted under the Plan; or

                  (ii) making any change that would eliminate the exemption provided by Rule 16b-3 for the Plan and for options granted under the Plan.

         (b) Amendment of Outstanding Options. The Committee may, in its discretion, amend the terms of any option, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any option.

SECTION 9.        SUCCESSORS AND ASSIGNS

         The Plan shall be binding on all successors and permitted assigns of a Participant, including but not limited to the estate of such Participant and the executor, administrator or trustee of such estate, the guardian or legal representative of the Participant.

SECTION 10.       GOVERNING LAW

         The interpretation, validity, and enforcement of the Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Delaware.

SECTION 11.       NO RIGHT TO REELECTION

         Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-employee Director for reelection by the Company's stockholders, nor confer upon any Non-employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

SECTION 12.       EFFECTIVE AND TERMINATION DATES

         (a) Effective Date. The Plan was approved by the Board of Directors on April 22, 1998, and becomes effective on June 24, 1998, subject to stockholder approval of the Plan at the Annual Meeting of Stockholders to be held on June 24, 1998.

         (b) Termination Date. The Plan will continue in effect until midnight on June 24, 2008; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on any Award granted on or before that date may extend beyond such date.